UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐     Preliminary Proxy Statement

☐     Confidential, For Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐     Definitive Proxy Statement

☒     Definitive Additional Materials

☐     Soliciting Material Pursuant to Rule 14a-12

CAVANAL HILL FUNDS

4400 Easton Commons, Suite 200

Columbus, Ohio 43219

(Name of Registrant As Specified In Charter)

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☒ No fee required.

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NOTICE OF ADJOURNMENT OF

SPECIAL MEETING OF SHAREHOLDERS

Cavanal Hill U.S. Treasury Fund

Please be advised that the special meeting of shareholders held on October 24, 2018 for the Cavanal Hill U.S. Treasury Fund (the “Fund”), has been adjourned to allow shareholders additional time to vote on the proposal to revise the Fund’s Fundamental Investment Restriction to remove the 10% limitation on purchases of eligible investment company securities (the “Proposal”) and to permit additional solicitation of shareholders. The special shareholder meeting for the Funds will reconvene on November 14, 2018 at 10:00 a.m. Eastern time at the principal offices of the Cavanal Hill Funds, 4400 Easton Commons, Suite 200, Columbus, Ohio 43219. During the pendency of the adjourned meeting, shareholders holding shares as of the record date of August 31, 2018, who have not yet voted are encouraged to vote on the Proposal.

In connection with the solicitation of proxies to approve the Proposal, the Fund has filed a proxy statement. Because the proxy statement contains important information, the Fund’s shareholders are urged to read the proxy statement and accompanying materials carefully. If you have any additional questions, please call your account administrator, investment representative or the Cavanal Hill Funds directly at 1-800-762-7085.

PLEASE VOTE TODAY! MEETING
ADJOURNED

Cavanal Hill U.S. Treasury Fund

The Special Meeting of Shareholders for Cavanal Hill U.S. Treasury Fund has been adjourned to permit shareholders additional time to consider the proposal to revise the Fund’s Fundamental Investment Restriction as described in the company’s proxy statement.

Our records indicate that we have not yet received your vote.

Please note that proxy solicitation costs are borne by the company and its shareholders. These costs can be substantial. Voting today will help us manage such costs and will avoid the need for our proxy solicitor, Broadridge, to initiate further calls or mailings to you. We urge you to vote as soon as possible in order to allow Cavanal Hill to obtain a sufficient number of votes to hold the adjourned meeting as scheduled on November 14, 2018.

Your vote matters and is important no matter how many shares you own. Please vote promptly so your vote can be received prior to the November 14, 2018 Adjourned Special Meeting of Shareholders.

Voting is quick and will only take a few minutes of your time.

The Fund offers three easy methods for you to vote:

VOTE ONLINE	* VOTE BY MAIL	VOTE BY PHONE
Visit www.proxyvote.com and enter the control number that appears on your proxy card. Follow the on-screen prompts to vote.	Return the executed proxy card in the postage-paid envelope provided so it is received before October 24, 2018.

Call 1-844-670-2141 Monday through Friday, 9:00am to 10:00pm, Eastern Time to speak with a proxy analyst.

OR

If you have your proxy materials, call 1-800-690-6903 and follow the touch-tone prompts to vote.